Exhibit 10.42

Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and East Branch, Agricultural Bank of China dated August 27 , 2007.

Summary of the main articles

•	Contract number: NO.81101200700001547

•	Loan Principal: RMB 40 million;

•	Loan term: twelve months starting from the date loan is actually provided to the Company.

•	Floating interest rate: annually 7.722%, 110% of the benchmark rate announced by the People’s Bank of China;

•	Penalty interest rate for delayed repayment: 5.022% plus 50% *5.022%;

•	Penalty interest rate for embezzlement of loan proceeds: 5.022% * 2;

•	Purpose of the loan is to provide working capital for the Company;

•	Advanced repayment of loan needs to be approved by the Lender;

•
Breach of contract penalties: suspension of loan un-provided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender’s expenses incurred due to the Company’s breach of contract such as lawyer’s fee, travel cost in case of litigation, etc.

Summary of the articles omitted

•	Types of the loan

•	Clearing of the loan interest

•	Condition precedent to the drawing of the loan

•	Rights and obligations of the borrower

•	Rights and obligations of the lender

•	Guarantee of the loan

•	Dispute settlement

•	Miscellaneous

•	Validity

•	Notes